UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

SEACOAST FINANCIAL SERVICES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On April 13, 2004, Seacoast Financial Services Corporation mailed the following notice to the Stockholders of Abington Bancorp, Inc.:

SEACOAST FINANCIAL SERVICES CORPORATION

One Compass Place

New Bedford, Massachusetts 02740

April 13, 2004

Dear Stockholders of Abington Bancorp, Inc.:

As you may already be aware, Sovereign Bancorp, Inc. and Seacoast Financial Services Corporation have amended the merger agreement dated January 26, 2004 pursuant to which Seacoast would be acquired by Sovereign. Sovereign will now provide Seacoast stockholders with the ability to elect cash, Sovereign stock or a combination of cash and Sovereign stock in exchange for their shares of Seacoast stock, subject to allocation and proration procedures set forth in the amended merger agreement. The Sovereign/Seacoast merger agreement had initially provided that all shares of Seacoast stock would be exchanged for shares of Sovereign stock (plus cash in lieu of fractional shares). Seacoast expects to file the complete amendment to the Sovereign/Seacoast merger agreement with the Securities and Exchange Commission shortly. The Sovereign/Seacoast merger is expected to be completed in the third quarter of 2004, subject to regulatory and stockholder approval.

In connection with Seacoast’s acquisition of Abington Bancorp, Inc., which is expected to be completed during the second quarter of 2004, you should have already received an election form and transmittal materials enabling you to elect whether to receive shares of Seacoast stock, cash or a combination of stock and cash in exchange for your shares of Abington stock, subject to allocation and proration procedures set forth in the Seacoast/Abington merger agreement dated as of October 20, 2003. The deadline for returning these election forms and transmittal materials is April 22, 2004.

If you have already made your election and wish to change that election in view of the amendment to the Sovereign/Seacoast merger agreement, you must: (1) revoke your original election; and (2) complete and sign a new election form, a copy of which is enclosed for your convenience.

To revoke your original election, you must prepare and sign a letter addressed to the exchange agent, Registrar & Transfer Company, that includes the following information: (1) your name and address; (2) the number of shares of Abington stock as to which your original election was made; (3) that you are revoking your original election; and (4) that you are enclosing a revised election form setting forth your new election decision.

The letter of revocation, along with your revised election form, must be received by Registrar & Transfer Company by no later than the election deadline, April 22, 2004. These materials may be returned to Registrar & Transfer Company by fax ((908) 497-2311), by mail or overnight courier (Registrar & Transfer Company, 10 Commerce Drive, Cranford, NJ 07016-0645, Attn: Corporate Actions) or by hand delivery (c/o The Depository Trust Co., Transfer Agent Drop, 55 Water Street, 1st Floor, New York, NY 10041-0099).

If you have already made your election and do not wish to change that election, you do not need to do anything. If you have not already made your election, please use the election form and transmittal materials that were previously sent to you on March 24, 2004.

If you have any questions or wish to receive additional copies of the election form, you should contact Registrar & Transfer Company at (800) 368-5948. In addition, information as to how you can change your election is available on Seacoast’s website at www.seacoastfinanical.com.

Very truly yours,

Seacoast Financial Services Corporation

ELECTION FORM

I hereby elect to receive the following consideration for my shares of Abington Bancorp, Inc. Common Stock (check only one box; if you check more than one box or no box, you will be considered to have made No Election):

☐	STOCK ELECTION. Each share of Abington Common Stock will be converted into 1.4468 shares of Seacoast Common Stock.

☐	CASH ELECTION. Each share of Abington Common Stock will be converted into a cash payment of $34.00.

☐	MIXED ELECTION.

(insert number of shares)	shares of Abington Common Stock converted into 1.4468 shares of Seacoast Common Stock (“Stock Election”).

(insert number of shares)	shares of Abington Common Stock converted into a cash payment of $34.00 per share (“Cash Election”).

☐	NO ELECTION. No preference as to a cash payment or shares of Seacoast Common Stock.

Signature

IMPORTANT: To be effective, this Election Form along with the Letter of Transmittal must be received by the Exchange Agent no later than 5:00 p.m., Eastern Time, on April 22, 2004 (the “Election Deadline”), together with the certificate(s) representing the related shares of Abington Common Stock, or a properly completed GUARANTEE OF DELIVERY FORM.

It is understood that the Election is subject to terms, conditions and limitations set forth in the Agreement and Plan of Merger dated as of October 20, 2003, the proxy statement/prospectus dated February 13, 2004, as supplemented by the proxy statement/prospectus supplement dated March 15, 2004, this Election Form and the Letter of Transmittal.

SEACOAST MAY ADJUST AN ELECTION. Your Election will be honored to the extent possible, but because of the requirement that 75% of the outstanding shares of Abington Common Stock will be converted into the right to receive shares of Seacoast Common Stock and 25% of the outstanding shares of Abington Common Stock will be converted into the right to receive the cash consideration, whether you receive the amount of cash or stock you request will depend in part on how many other Abington stockholders submit Elections and how many choose stock, cash or a combination of stock and cash. Therefore, you may not receive exactly the form of consideration that you elect and may receive a pro rata amount of cash and Seacoast Common Stock, even if you elect to receive all cash or all stock.

If the total Cash Elections are greater or less than the aggregate cash consideration to be paid in the Merger, the Cash Elections will be reallocated as follows so that the resultant exchange for cash is as close as practicable to the aggregate cash consideration:

•	If the Cash Elections total more than the aggregate cash consideration, all No Election shares will be converted to Stock Election shares and a sufficient number of shares from among the holders of Cash Election shares (excluding shares held by any dissenting stockholders) will be converted on a pro rata basis into Stock Election shares, so that the total cash paid equals as closely as practicable the aggregate cash consideration. Cash Elections will be pro rated based on the number of Cash Election shares of each holder of Cash Election shares bears to the total number of Cash Elections shares.

•	If the Cash Elections total less than the aggregate cash consideration, a sufficient number of shares will be converted into Cash Election shares, first from among the holders of No Election shares and then, if necessary, from among the holders of Stock Election shares, so that the total cash paid equals as closely as practicable the aggregate cash consideration. Stock Elections will be pro rated based on the proportion that the number of Stock Election shares of each holder of Stock Election shares bears to the total number of Stock Election shares.

Additional Information About the Sovereign/Seacoast Merger

Sovereign and Seacoast will be filing documents concerning the Sovereign/Seacoast merger with the Securities and Exchange Commission, including a registration statement on Form S-4 containing a prospectus/proxy statement which will be distributed to stockholders of Seacoast. Investors are urged to read the registration statement and the proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Sovereign and Seacoast, free of charge on the SEC’s Internet site (http://www.sec.gov). In addition, documents filed by Sovereign with the SEC, including filings that will be incorporated by reference in the prospectus/proxy statement, can be obtained, without charge, by directing a request to Sovereign Bancorp, Inc., Investor Relations, 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610 (Tel: 610-988-0300). In addition, documents filed by Seacoast with the SEC, including filings that will be incorporated by reference in the prospectus/proxy statement, can be obtained, without charge, by directing a request to Seacoast Financial Services Corporation, One Compass Place, New Bedford, Massachusetts 02740, Attn: James R. Rice, Senior Vice President, Marketing (Tel: 508-984-6000). Directors and executive officers of Seacoast may be deemed to be participants in the solicitation of proxies from the stockholders of Seacoast in connection with the Sovereign/Seacoast merger. Information about the directors and executive officers of Seacoast and their ownership of Seacoast common stock is set forth in Seacoast’s proxy statement for its 2003 annual meeting of stockholders, as filed with the SEC on April 15, 2003. Additional information regarding the interests of those participants may be obtained by reading the prospectus/proxy statement regarding the proposed Sovereign/Seacoast merger transaction when it becomes available. INVESTORS SHOULD READ THE PROSPECTUS/PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE SOVEREIGN/SEACOAST MERGER.

Additional Information About the Seacoast/Abington Merger

Seacoast and Abington filed a registration statement on Form S-4, including a proxy statement/prospectus, with the SEC on February 17, 2004. The proxy statement/prospectus was mailed to stockholders of Abington on or about February 20, 2004 and a proxy statement/prospectus supplement on or about March 15, 2004. Investors are urged to read the registration statement on Form S-4 containing a prospectus/proxy statement regarding the proposed transaction and any other documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain (or will contain) important information. Investors are able to obtain those documents free of charge at the SEC’s website, http://www.sec.gov. In addition, documents filed with the SEC by Seacoast can be obtained, without charge, by directing a request to Seacoast Financial Services Corporation, One Compass Place, New Bedford, Massachusetts 02740, Attn: James R. Rice, Senior Vice President, telephone (508) 984-6000. In addition, documents filed with the SEC by Abington can be obtained, without charge, by directing a request to Abington Bancorp, Inc., 97 Libbey Parkway, Weymouth, MA 02189, Attn: Corporate Secretary, telephone (781) 682-6400. WE URGE STOCKHOLDERS TO READ THESE DOCUMENTS, AS WELL AS ANY AMENDMENTS AND SUPPLEMENTS TO THOSE DOCUMENTS BECAUSE THEY CONTAIN (OR WILL CONTAIN) IMPORTANT INFORMATION. Abington and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Seacoast/Abington merger.

Information about the directors and executive officers of Abington and their ownership of Abington common stock is set forth in the proxy statement for Abington’s 2003 annual meeting of stockholders as filed on Schedule 14A with the SEC on June 27, 2003. Additional information about the interests of those participants may also be obtained from reading the registration statement on Form S-4 containing a proxy statement/prospectus.

This filing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, results of operations and business of Seacoast pending completion of the Seacoast/Abington merger that are subject to various factors which could cause actual results to differ materially from such projections or estimates. Such factors include, but are not limited to, the following: (1) the businesses of Seacoast and Abington, or Seacoast and Sovereign, may not be combined successfully, or such combination(s) may take longer to accomplish than expected; (2) expected cost savings from the Seacoast/Abington merger cannot be fully realized or realized within the expected timeframes; (3) operating costs, customer loss and business disruption following the Seacoast/Abington merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the Seacoast/Abington merger may not be obtained, or adverse regulatory conditions may be imposed in connection with government approvals of the Seacoast/Abington merger, which could also have a material adverse effect on the Sovereign/Seacoast merger; (5) adverse governmental or regulatory policies may be enacted; (6) the interest rate environment may further compress margins and adversely affect net interest income; (7) the risks associated with continued diversification of assets and adverse changes to credit quality; (8) competitive pressures from other financial service companies in Seacoast’s, Sovereign’s and Abington’s markets may increase significantly; and (9) the risk of an economic slowdown that would adversely affect credit quality and loan originations. Other factors that may cause actual results to differ from forward-looking statements are described in Seacoast’s filings with the SEC. Seacoast does not undertake or intend to update any forward-looking statements.